FIDELITY
INVESTMENTS
INSTITUTIONAL
SERVICES
COMPANY, INC.

April 19, 1999

Dear Investment Professional:

On Wednesday, June 16, 1999, there will be a Special Meeting of
Shareholders of Fidelity Advisor Strategic Opportunities Fund.

The enclosed Proxy Statement details the proposals pertaining to this fund.

In addition, we have enclosed a Q&A to assist you in understanding the proposals that require voting. If you have any questions about this proxy after reading this letter, Proxy Statement and Q&A, please call your Fidelity Advisor Representative at 800-522-7297.

We appreciate your support and look forward to serving you in any way we can.

Sincerely,

/s/ Daniel T. Geraci
Daniel T. Geraci
Executive Vice President

This letter is intended for investment professional use only, and may not be reproduced or shown to the public in oral or written form as sales material.

Fidelity Advisor Funds(Registered trademark) is a registered service mark of FMR Corp. Fidelity and Fidelity Investments are registered trademarks of FMR Corp.

[graphic - Fidelity Investments & (Pyramid) Design (registered)]

Fidelity Investments Institutional Services Company, Inc., 82
Devonshire Street, Boston, MA 02109